Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-87222 on Form S-8 of SureWest Communications of our report dated June 26, 2012 appearing in this Annual Report on Form 11-K of the SureWest KSOP for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Sacramento, California

June 26, 2012